Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-262359

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 1, 2022

Preliminary Prospectus Supplement
(to Prospectus dated January 27, 2022)

Jackson Financial Inc.

$                          % Senior Notes due

$                          % Senior Notes due

Jackson Financial Inc. is offering $                 aggregate principal amount of its                  % senior notes due                  , or the           notes, and $                 aggregate principal amount of its                  % senior notes due                 , or the           notes and, together with the           notes, the notes. We will pay interest semi-annually in arrears on the notes on                            and                            of each year, commencing on                           , 2022. The              notes will mature on                 , 20     and the              notes will mature on                 , 20     .

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness.

We may redeem some or all of the notes of each series from time to time and at any time at the redemption prices described under the section titled “Description of Notes—Optional Redemption.”

Investing in the notes involves risks. See a discussion of certain risks in the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the periodic reports we file with the Securities and Exchange Commission that should be carefully considered before investing in the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total	Per Note	Total
Public offering price (1)%		$	%	$
Underwriting discount	%	$	%	$
Proceeds, before expenses, to Jackson Financial Inc.	%	$	%	$

(1)	Plus, in each case, accrued and unpaid interest, if any, from , 2022.

We do not intend to apply for a listing of the notes on any securities exchange or automated quotation system. Currently, there is no market for the notes.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about                      , 2022.

Joint Book-Running Managers

Barclays	BofA Securities	Morgan Stanley	Wells Fargo Securities
Citigroup		J.P. Morgan

The date of this prospectus supplement is                   , 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the

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documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the notes.

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ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, unless the context otherwise requires, the terms “we,” “us,” “our” and “Company” mean Jackson Financial Inc. and its consolidated subsidiaries, and references to “JFI” or the “Issuer” are to Jackson Financial Inc. only.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus issued or authorized by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus, in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public and in any related free writing prospectus issued or authorized by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus issued or authorized by us is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. Neither this prospectus supplement, the accompanying prospectus nor any related free writing prospectus issued or authorized by us constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our other filings with the Securities and Exchange Commission (“SEC”) incorporated by reference into this prospectus supplement and the accompanying prospectus.

Jackson Financial Inc.

We help Americans grow and protect their retirement savings and income to enable them to pursue financial freedom for life. We believe that we are uniquely positioned in our markets because of our differentiated products, well-known brand and disciplined risk management. Our market leadership is supported by our efficient and scalable operating platform and industry-leading distribution network. We believe these core strengths will enable us to grow profitably as an aging U.S. population transitions into retirement.

We offer a diverse suite of annuities to retail investors in the United States. Our variable annuities have been among the best-selling products of their kind in the United States primarily due to the differentiated features we offer as compared to our competitors, in particular the wider range of investment options and greater freedom to invest across multiple investment options. We also offer fixed index annuities and fixed annuities. In the fourth quarter of 2021, our primary life insurance subsidiary, Jackson National Life Insurance Company and its insurance subsidiaries successfully launched Market Link ProSM and Market Link Pro AdvisorySM, its commission and advisory based suite of registered index-linked annuities (“RILA”). Also in the fourth quarter of 2021, we entered the defined contribution market as a carrier in the AllianceBernstein Lifetime Income Strategy.

We sell our products through a distribution network that includes independent broker-dealers, wirehouses, regional broker-dealers, banks, and independent registered investment advisors, third-party platforms and insurance agents. We have been the top selling retail annuity company in the United States for nine of the past ten years, according to the Life Insurance Marketing and Research Association (“LIMRA”).

Our operating platform is scalable and efficient. We administer approximately 77% of our in-force policies on our in-house policy administration platform. The remainder of our business is administered through established third-party arrangements. We believe that our operating platform provides us with a competitive advantage by allowing us to grow efficiently and provide superior customer service.

Our principal executive office is located at 1 Corporate Way, Lansing, Michigan 48951, and our telephone number at that address is (517) 381-5500.

Recent Developments

Second Quarter Common Stock Dividend

On May 9, 2022, our board of directors approved a 2022 second quarter dividend of $0.55 per Class A common share. The dividend is payable on June 16, 2022 to shareholders of record at the close of business on June 2, 2022.

The Offering

Issuer	Jackson Financial Inc.

Securities Offered	$ aggregate principal amount of % senior notes due . $ aggregate principal amount of % senior notes due .

Maturity Date	The notes will mature on , 20 . The notes will mature on , 20 .

Interest	Interest on the notes will accrue at a rate of % per annum. Interest on the notes will accrue at a rate of % per annum.

Interest Payment Dates	The Issuer will pay interest semi-annually in arrears on the notes on and of each year, commencing on , 2022. Interest will accrue on the notes from , 2022.

Ranking	The notes will be the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s existing and future unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of the Issuer’s subsidiaries, which means that creditors and preferred equity holders of the Issuer’s subsidiaries will be paid from the subsidiaries’ assets before holders of the notes would have any claims to those assets.

Further Issuances	The Issuer may, from time to time, without notice to or the consent of the existing holders of the notes, issue additional notes having the same terms as the notes of any series offered hereby, provided that, if the additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax or other purposes, the additional notes will have a separate CUSIP number so that they are distinguishable from the notes of the applicable series offered hereby.

Covenants

The indenture (as defined herein) will contain covenants that restrict the Issuer’s ability, with specified exceptions, to:

•      create, assume, incur or guarantee any debt for money borrowed that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock (defined as shares or units of, rights to purchase, warrants or options for, or other equivalent interests in equity of an entity and any preferred stock of a corporation or company) of Jackson National Life, any successor to substantially all of the business of Jackson National Life that is a direct or indirect subsidiary of the Issuer, or any entity (other than the Issuer) having direct or indirect control of Jackson National Life, or any such successor, unless the notes then outstanding are secured equally and ratably with (or prior to) such secured debt so long as such debt is so secured;

•      sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of Jackson National Life, any successor to substantially all of the business of Jackson National Life that is also a direct or indirect subsidiary of the Issuer, or any entity (other than the Issuer) having direct or indirect control of Jackson National Life or any such successor; subject to limited exceptions including, a sale or other disposition of any shares of such capital stock for at least fair market value will be permitted; and

•      merge with or into or consolidate with another entity or convey, lease or otherwise transfer all or substantially all of the Issuer’s assets to any other entity, subject to limited exceptions, including to one of its direct or indirect wholly owned subsidiaries. See “Description of Notes—Consolidation, Merger, Transfer of Assets and Other Transactions.”

Optional Redemption	We may redeem the notes of each series in whole at any time or in part from time to time, at our option, at the applicable redemption price set forth in this prospectus supplement. See “Description of Notes—Optional Redemption.”

Use of Proceeds

We expect to receive net proceeds, after deducting the underwriting discounts and other offering expenses payable by us, of approximately $                 million.

We intend to use the net proceeds from this offering, together with cash on hand, to repay approximately $750 million of borrowings under our senior unsecured delayed draw term loan facility (the “2023 DDTL Facility”) promptly after the closing of this offering. As of March 31, 2022, there was $750 million outstanding under our 2023 DDTL Facility. See “Use of Proceeds.”

Conflicts of Interest	As described in “Use of Proceeds,” the net proceeds from this offering will be used to repay borrowings under the 2023 DDTL Facility. Certain of the underwriters and/or their affiliates are lenders under the 2023 DDTL Facility. These underwriters and/or their affiliates have a “conflict of interest” pursuant to FINRA Rule 5121 because such underwriters and/or their affiliates will receive at least 5% of the net offering proceeds. Accordingly, this offering will be made in compliance with FINRA Rule 5121 and any underwriter that has a conflict of interest pursuant to the rule will not confirm sales to accounts over which it exercises discretionary authority without the prior written consent of the customer. However, because the notes are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Absence of Public Market for the Notes

The notes are a new issue of securities, and there is currently no established trading market for the notes. The Issuer does not intend to apply for a listing of any series of the notes on any securities exchange or automated dealer quotation system.

The underwriters have advised the Issuer that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. Accordingly, the Issuer cannot assure you as to the development of liquidity of any trading market for the notes. See “Risk Factors—Risks Relating to the Notes and This Offering—There is currently no market for the notes, and the Issuer cannot assure you that an active trading market for the notes will develop. The notes may trade at prices below the price you paid for them.”

Clearance and Settlement	The notes will be issued in book-entry form through the facilities of DTC for the accounts of its participants, including Clearstream and Euroclear, and will trade in DTC’s same day funds settlement system. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes, except in certain limited circumstances.

Form and Denomination	The notes will be issued only in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The notes will be governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and the periodic reports we file with the SEC to read about important factors you should consider before investing in the notes.

RISK FACTORS

Your investment in the notes will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the notes before deciding whether an investment in the notes is suitable for you. In addition to the risk factors relating to the notes set forth below, we also specifically incorporate by reference into this prospectus supplement the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and the other reports filed with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.

Risks Relating to the Notes and This Offering

The indenture will not limit the amount of indebtedness that the Issuer or its subsidiaries may incur.

As of March 31, 2022, we had $2.6 billion of indebtedness, representing a total financial leverage ratio of 21.2%. The Issuer will not be, and none of its subsidiaries will be, restricted from incurring additional indebtedness or other liabilities, including issuing additional notes, under the indenture except for certain limitations on the Issuer’s ability to incur indebtedness that is secured by a lien on the shares of capital stock of Jackson National Life as described in “Description of Notes.” The Issuer expects that the Issuer or its subsidiaries will from time to time incur additional indebtedness and other liabilities. In addition, the indenture will not restrict the Issuer or its subsidiaries from paying dividends on or issuing or repurchasing its or their securities. If the Issuer or any of its subsidiaries incurs additional indebtedness or liabilities or undergoes a recapitalization, the Issuer’s ability to pay its obligations on the notes could be materially and adversely affected. Any such incurrence of additional indebtedness would increase the risks created by our level of indebtedness.

We intend to return capital to stockholders of approximately 40% to 60% of the annual change in our excess capital, adjusted for any capital contributions and distributions, which could negatively affect our ability to meet our future obligations, including payments of principal and interest on the notes.

We intend to return capital to stockholders of approximately 40% to 60% of the annual change in our excess capital, adjusted for any capital contributions and distributions, which could negatively affect our ability to meet our future obligations, including payments of principal and interest on the notes and our other indebtedness. On February 28, 2022, our board of directors authorized an increase of $300 million in our existing share repurchase authorization for shares of our common stock. The number of shares to be repurchased and the timing of such transactions will depend on a variety of factors, including market conditions. There are no covenants under the indenture governing the notes limiting our ability to pay dividends or engage in repurchases of our common stock. The use of a portion of our capital for purposes of paying dividends, making other distributions to our stockholders or repurchasing shares of our common stock would reduce the amount of cash available to repay our indebtedness, including payments of principal and interest on the notes. See “—The terms of the indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes.”

The terms of the indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes.

The indenture for the notes does not:

•	require the Issuer to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit the Issuer’s ability to incur indebtedness or other obligations that are equal in right of payment to the notes;

•	restrict the Issuer’s subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to the Issuer’s equity interests in its subsidiaries and therefore rank effectively senior to the notes with respect to the assets of its subsidiaries;

•	restrict the Issuer’s ability to repurchase or prepay any of its securities or other indebtedness;

•	restrict the Issuer’s ability to make investments or to repurchase, or pay dividends or make other payments in respect of, its common stock or other securities ranking junior to the notes; or

•	provide for any adjustment to the interest rate on the notes in the event the Issuer’s credit rating is downgraded.

As a result of the foregoing, when evaluating the terms of each series of the notes, you should be aware that the terms of the indenture and the notes do not restrict the Issuer’s ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes. See “Description of Notes.”

Our ability to meet our obligations and pay interest on the notes is dependent upon distributions from our subsidiaries and the notes will be effectively subordinated to the obligations of our subsidiaries.

The Issuer is a holding company for all of our operations and a separate legal entity from our subsidiaries. Dividends, interest payments and other distributions from its subsidiaries are the Issuer’s principal source of cash flow to pay principal and interest on its indebtedness (including on the notes), to pay corporate expenses, to pay any stockholder dividends, to repurchase stock and to meet its other obligations. The inability to receive dividends from our subsidiaries could have a material adverse effect on our business, financial condition, results of operations and cash flows. The ability of our insurance subsidiaries to pay dividends and make other distributions to us will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals, which are based in part on the prior year’s statutory income, capital and surplus and unassigned funds and require our insurance subsidiaries to hold a specific amount of minimum reserves in order to meet future obligations on their outstanding policies. These regulations specify that the minimum reserves must be sufficient to meet future obligations, after giving consideration to future required premiums to be received, and are based on, among other things, certain specified mortality tables, interest rates and methods of valuation, which are subject to change. In order to meet their claims-paying obligations, our insurance subsidiaries regularly monitor their reserves to ensure they hold sufficient amounts to cover actual or expected contract and claims payments. At times, we may determine that reserves in excess of the minimum are needed to ensure sufficient coverage. Changes in, or reinterpretations of, these regulatory standards could constrain the ability of our subsidiaries to pay dividends or to advance or repay funds in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses. Requiring our insurance subsidiaries to hold additional reserves has the potential to constrain their ability to pay dividends to us. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations and pay interest on the notes.

Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus our ability to meet our obligations and pay interest on the notes from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, our obligations and the payments of interest on the notes will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. As of March 31, 2022, the Issuer’s subsidiaries had consolidated indebtedness of $313 million and the Issuer’s insurance subsidiaries had $306.6 billion in combined liabilities to policyholders and contract holders, including separate accounts, all of which would effectively rank senior to the notes upon our liquidation.

The notes are effectively subordinated to any future secured debt of the Issuer and its subsidiaries.

The notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s existing and future unsecured senior indebtedness, including borrowings under the 2023 DDTL Facility

(which we intend to repay in full using the net proceeds from this offering) and any borrowings under the Revolving Credit Facility. The notes will be effectively subordinated to any secured indebtedness of the Issuer and its subsidiaries to the extent of the value of the collateral securing such indebtedness. The Issuer may incur secured indebtedness in the future, subject to the covenant described under “Description of Notes—Limitation on Liens.” That covenant, however, only limits the Issuer’s ability to incur indebtedness that is secured by a lien on the capital stock of Jackson National Life, and will not prevent the Issuer from granting liens over other assets.

There is currently no market for the notes, and we cannot assure you that an active trading market for the notes will develop. The notes may trade at prices below the price you paid for them.

Currently, there is no market for the notes, and we do not intend to apply for listing of any series of the notes on any securities exchange or automated quotation system. Accordingly, there can be no assurances that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurances as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops may be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.

If an active trading market for the notes does develop, general market conditions and unpredictable factors could adversely affect market prices for the notes.

There can be no assurance about the market prices for the notes. Several factors, many of which are beyond our control, will influence the market prices of the notes. The market price of the notes depends on many factors, including:

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the financial strength ratings of our insurance subsidiaries;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the notes;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally, including the impact of COVID-19 and related economic conditions;

•	the market for similar securities; and

•	other risks, uncertainties and factors, including those discussed under “Forward-Looking Statements—Cautionary Language” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and the risk factors and other information in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus.

A downgrade, suspension or withdrawal of, or change in, the methodology used to determine any rating assigned by a rating agency to us or our securities, including the notes, could cause the liquidity or trading price of the notes to decline significantly.

Real or anticipated changes in the credit ratings assigned to the notes or our credit ratings generally could affect the trading price of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the notes, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the notes, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the notes to decline significantly.

The rating agencies that currently or may in the future publish a rating for us or the notes may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the notes, which is sometimes called “notching”. If the rating agencies change their practices for rating these securities in the future, and the ratings of the notes are subsequently lowered or “notched” further, the trading price of the notes could be negatively affected.

The Issuer may redeem the notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.

The Issuer may redeem some or all of the notes at any time or from time to time at the redemption prices described in “Description of Notes—Optional Redemption.” In the event the Issuer chooses to redeem your notes, you may not be able to reinvest the redemption proceeds in an investment that results in a return comparable to the notes.

FORWARD-LOOKING STATEMENTS—CAUTIONARY LANGUAGE

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. A forward-looking statement is a statement that is not a historical fact and includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•	conditions in the capital and credit markets and the economy, which impact liquidity, investment performance and valuation, hedge program performance, interest rates and credit spreads;

•	Jackson Financial Inc.’s dependence on the ability of its subsidiaries to transfer funds to meet Jackson Financial Inc.’s obligations and liquidity needs;

•	downgrade in our financial strength or credit ratings, which impact our business and costs of financing;

•	changes in laws and regulations, which impact how we conduct our business, the relative appeal of our products versus those from other financial institutions, and changes in accounting standards, which impact how we account for and present our results of operations;

•	operational failures, including failure of our information technology systems, failure to protect the confidentiality of customer information or proprietary business information, and disruptions from third party outsourcing partners;

•	a failure to adequately describe and administer, or meet any of the complex product and regulatory requirements relating to, the many complex features and options contained in our annuities;

•	adverse impacts on our results of operations and capitalization as a result of optional guarantee benefits within certain of our annuities;

•	models that rely on a number of estimates, assumptions, sensitivities and projections, which models inform our business decisions and strategy and which may contain misjudgments and errors and may not be as predictive as desired;

•	risks related to natural and man-made disasters and catastrophes, diseases, epidemics, pandemics (including COVID-19), malicious acts, cyberattacks, terrorist acts, civil unrest and climate change;

•	inadequate reserves due to differences between our actual experience and management’s estimates and assumptions;

•	changes in the levels of amortization of deferred acquisition costs; and

•	adverse outcomes of legal or regulatory actions.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which it is made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in the accompanying prospectus and the risk factors and other information in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described under “Risk Factors” in the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

USE OF PROCEEDS

We expect to receive net proceeds, after deducting the underwriting discounts and other offering expenses payable by us, of approximately $               million.

We intend to use the net proceeds from this offering, together with cash on hand, to repay approximately $750 million of borrowings under our 2023 DDTL Facility promptly after the closing of this offering. As of March 31, 2022, there was $750 million outstanding under the 2023 DDTL Facility.

The 2023 DDTL Facility matures on February 22, 2023. Borrowings under the 2023 DDTL Facility bear interest at a rate equal to, at our option, (i) adjusted LIBOR plus an applicable margin ranging from 1.25% to 3.00% per annum or (ii) an alternate base rate plus an applicable margin ranging from 0.25% to 2.00% per annum, in each case with the applicable margin determined based on our long term unsecured senior, non-credit enhanced, debt ratings.

Certain of the underwriters and/or their affiliates are lenders under the 2023 DDTL Facility. These underwriters and/or their affiliates would have a “conflict of interest” pursuant to FINRA Rule 5121 if such underwriters and/or any of their affiliates receive at least 5% of the net offering proceeds. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and consolidated capitalization as of March 31, 2022 (i) on an actual basis and (ii) on an as adjusted basis, to give effect to this offering of notes and the intended use of the proceeds therefrom contemplated herein. The following data should be read in connection with our condensed consolidated financial statements and notes thereto, which are incorporated by reference herein.

	As of March 31, 2022
(dollars in millions, except share and per share amounts)	Actual	As Adjusted
Cash and cash equivalents	$2,674	$
Debt:
Surplus Notes	250
FHLBI bank loans	63
1.125% Senior Notes due 2023	596
3.125% Senior Notes due 2031	493
4.000% Senior Notes due 2051	488
Notes offered hereby	—
Notes offered hereby	—
Term loan due 2023	750
Total debt	2,640
Equity:
Preferred stock, 100,000,000 shares authorized, $1.00 par value per share, and none issued or outstanding
Common stock, (i) Class A common stock 900,000,000 shares authorized, $0.01 par value per share, and 85,263,608 shares issued and outstanding at March 31, 2022, and (ii) Class B common stock 100,000,000 shares authorized, $0.01 par value per share, and 0 shares issued and outstanding at March 31, 2022	1
Additional paid-in capital	6,081
Treasury stock, at cost, 9,203,441 shares at March 31, 2022	(351)
Accumulated other comprehensive loss, net of tax benefit of $(547)	(939)
Retained earnings	4,782
Total stockholders’ equity	9,574
Noncontrolling interests	715
Total equity	10,289
Total capitalization	12,929

1	On May 9, 2022, our board of directors approved a 2022 second quarter dividend of $0.55 per Class A common share. The dividend is payable on June 16, 2022 to shareholders of record at the close of business on June 2, 2022.

DESCRIPTION OF NOTES

The following is a brief summary of the material terms of the notes and the indenture. The following summary does not purport to be complete, and is qualified in its entirety by reference to the indenture.

As used in this section, the terms “the Issuer,” “we,” “us,” and “our” mean Jackson Financial Inc. as a corporate entity, and not together with its consolidated subsidiaries, unless the context otherwise requires.

General

The           notes will initially be limited to $                 aggregate principal amount. The           notes will initially be limited to $                 aggregate principal amount. The notes are to be issued under an indenture, dated as of November 23, 2021, between the Issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as amended, supplemented or otherwise modified (the “base indenture”), to be supplemented by (i) the supplemental indenture to be dated as of               , 2022, between the Issuer and the trustee (the “fourth supplemental indenture”) and (ii) the supplemental indenture to be dated as of               , 2022, between the Issuer and the trustee (the “fifth supplemental indenture” and, together with the fourth supplemental indenture, the “supplemental indentures” and the supplemental indentures, together with the base indenture, as applicable to each series of notes, the “indenture”). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The            notes will bear interest at a rate of                % per annum from                , 2022, and the            notes will bear interest at a rate of                % per annum from                , 2022. Interest on the notes will be payable semi-annually in arrears on each                 and                , beginning on                , 2022, to the persons in whose names the applicable notes are registered at the close of business on each                 and                , as the case may be (whether or not a business day), immediately preceding such                 and                . The            notes will mature on                , and the            notes will mature on                .

The Issuer may, without the consent of the holders of the notes, issue additional notes having the same terms as the notes of any series offered hereby so that the existing notes and the new notes of the applicable series become part of the applicable series under the indenture; provided that, if the additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax or other purposes, the additional notes will have a separate CUSIP number.

The notes will be issued only in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes are not subject to any sinking fund.

Ranking

The notes will be the Issuer’s unsecured and senior obligations and will rank equally in right of payment with all of the Issuer’s other existing and future unsecured and senior indebtedness.

The Issuer is a holding company with no direct operations. The Issuer conducts all of its business operations through its subsidiaries, meaning it derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, the Issuer’s ability to meet its obligations on the notes and its other debt obligations depends on its ability to receive distributions from its subsidiaries. The notes will not be guaranteed by any subsidiary of the Issuer. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the Issuer’s debt securities, including the notes, or to provide the Issuer with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the notes will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of the Issuer’s subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the notes would have any claims to those assets. As of March 31, 2022, the Issuer’s subsidiaries had consolidated indebtedness of $313 million and its insurance subsidiaries had $306.6 billion in combined liabilities to policyholders and contract holders, including separate accounts, all of which effectively rank senior to the notes. See “Risk Factors — Risks Relating to the Notes and This Offering — Our ability to meet our obligations and pay interest on the notes is dependent upon distributions from our subsidiaries and the notes will be effectively subordinated to the obligations of our subsidiaries.”

Optional Redemption

Prior to (i)                         , in the case of the             notes, and (ii)                         , in the case of the          notes (each, a “Par Call Date”), we may redeem either series of notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (x)             basis points, in the case of the             notes, and (y)             basis points, in the case of the          notes, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes of such series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, we may redeem either series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us as of 4:15 p.m., New York City time (or as of such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear as of such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error, and the trustee shall have no duty to confirm or verify any such determination.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Reporting Covenant

For so long as the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the indenture will require the Issuer to file with the trustee and make available to holders of the notes (without exhibits), without cost to any holder, all documents the Issuer files with, or furnishes to, the SEC under the Exchange Act, within 15 days after the Issuer files them with, or furnishes them to, the SEC. Any such documents that are publicly available through the EDGAR system (or any successor system) of the SEC shall be deemed to have been filed with the trustee and made available to holders in accordance with the Issuer’s obligations hereunder.

In addition, at any time that the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, and to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any notes are outstanding, the Issuer will furnish or otherwise make available to holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, statements, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in the indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture.

Limitation on Liens on Stock of Certain Subsidiaries

So long as any notes are outstanding, neither the Issuer nor any of its subsidiaries will, at any time directly or indirectly, create, assume, incur or guarantee any debt for money borrowed that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any shares of capital stock (defined as shares or units of, rights to purchase, warrants or options for, or other equivalent interests in equity of an entity and any preferred stock of a corporation or company) of:

•	Jackson National Life;

•	any successor to substantially all of the business of Jackson National Life that is a direct or indirect subsidiary of the Issuer; or

•	any entity (other than the Issuer) having direct or indirect control of Jackson National Life, or any such successor.

However, this restriction will not apply if the notes then outstanding are equally and ratably secured with such secured debt so long as such debt is so secured.

Limitations on Dispositions of Stock of Certain Subsidiaries

So long as any notes are outstanding and subject to the provisions of the indenture regarding mergers, consolidations and transfers of assets, neither the Issuer nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Jackson National Life;

•	any successor to substantially all of the business of Jackson National Life that is also a direct or indirect subsidiary of the Issuer; or

•	any entity (other than the Issuer) having direct or indirect control of Jackson National Life or any such successor;

except for, in each case:

•	a sale or other disposition of any shares of such capital stock to the Issuer or to one of its direct or indirect wholly-owned subsidiaries;

•	a sale or other disposition of any shares of such capital stock for at least fair market value (as determined by the board of directors of the company effecting such sale or disposition, acting in good faith); or

•	a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Issuer’s request or the request of any subsidiary of the Issuer.

Consolidation, Merger, Transfer of Assets and Other Transactions

So long as any notes are outstanding, the Issuer may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of the Issuer’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with the Issuer, in each case unless:

•	the Issuer is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than the Issuer, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of the Issuer’s obligations under the notes and the indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	the Issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Issuer’s direct or indirect wholly-owned subsidiaries to the Issuer or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of the Issuer’s direct or indirect wholly-owned subsidiaries (including Jackson Holdings LLC) with and into the Issuer.

Events of Default, Notice and Waiver

The following shall constitute “events of default” under the indenture with respect to each series of the notes:

•	The Issuer’s failure to pay any interest on any note of such series when due and payable, continued for 30 days;

•	The Issuer’s failure to pay principal of or premium, if any, on any note of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	The Issuer’s failure to observe or perform any other of the covenants or agreements with respect to the notes of such series for 90 days after written notice of such failure is given to the Issuer by the trustee, or to the Issuer and the trustee by the holders of at least 25% in principal amount of the then outstanding notes of such series;

•	certain defaults with respect to the Issuer’s indebtedness for money borrowed which result in a principal amount in excess of $150 million becoming or being declared due and payable prior to the date on which it would have otherwise become due and payable; and

•	certain events of bankruptcy, insolvency or reorganization of the Issuer.

If an event of default with respect to any notes of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the notes of that series may declare, by notice as provided in the indenture, the principal amount of all the notes of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; provided further that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Any past default under the indenture with respect to notes of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all notes of such series outstanding under the indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any notes of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding note of such series affected.

The trustee is required, within 90 days after the occurrence of a default with respect to a series of notes of which it has received written notice and which is continuing with respect to the notes of such series (without regard to any grace period or notice requirements), to give to the holders of the notes of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any notes, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the notes of such series.

The trustee may require indemnification satisfactory to it by the holders of the notes of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the notes of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes of that series under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the notes of such series.

No holder of a note of any series may institute any action against the Issuer under the indenture (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on the notes) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the notes of such series specifying an event of default, as required under the indenture, (ii) the holders of at least 25% in aggregate principal amount of the notes of such series then outstanding shall have requested the trustee to institute such action, (iii) such holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60 day period, the holders of a majority of the notes of such series do not give the trustee a direction inconsistent with the request.

The Issuer will be required to furnish annually to the trustee statements as to the Issuer’s compliance with all conditions and covenants under the indenture. If the Issuer is in default, such statement shall specify all such defaults and the nature and status thereof of which the Issuer may have knowledge. The Issuer will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.

Defeasance and Covenant Defeasance

The Issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the notes of or within any series (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the notes of or within any series (“covenant defeasance”), upon the deposit with the trustee or paying agent, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the notes to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, the Issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In addition, in the case of either defeasance or covenant defeasance, the Issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such notes nor any other notes of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Issuer may exercise its defeasance option with respect to the notes notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the indenture, the Issuer and the trustee may supplement the indenture for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of the notes of a series, without the consent of those holders. The Issuer and the trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each affected series, voting as a single class. However, the indenture will require the consent of each holder of notes of a series that would be affected by any modification that would:

•	extend the fixed maturity of any notes of such series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	change the obligation of the Issuer to maintain an office or agency and for the purposes specified in the indenture;

•	reduce the amount of principal payable upon acceleration of the maturity thereof;

•	change the currency in which any note or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any note;

•	reduce the percentage in principal amount of outstanding notes of such series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	reduce the requirements contained in the indenture for the consent of holders of the notes of such series; or

•	modify any of the above provisions.

The indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding notes of any series to waive the Issuer’s compliance with certain covenants contained in the indenture.

Payment and Paying Agents

Payment of interest on a note on any interest payment date will be made to the person in whose name a note is registered at the close of business on the record date for the interest payment.

Principal, interest and premium, if any, on the notes of a particular series will be payable in U.S. dollars at the office of the paying agent that the Issuer designates for such purpose from time to time. Notwithstanding the foregoing, at the Issuer’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register or by wire transfer in accordance with the indenture.

Initially, the trustee will act as paying agent for payments with respect to the notes of each series.

Subject to applicable law, all moneys paid by the Issuer to a paying agent for the payment of the principal, interest or premium, if any, on any note of each series which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to the Issuer upon request, and the holder of such note thereafter may look only to the Issuer for payment thereof.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A. will serve as the trustee, security registrar and paying agent under the indenture. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee and its affiliates.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

The Global Notes

The notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”).

Upon issuance, each of the global notes will be deposited with the agent as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC or its custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes of the applicable series in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the paying agent to DTC’s nominee as the registered holder of the global note. Neither the Issuer, the trustee nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither the Issuer nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies the Issuer at any time that it is discontinuing providing its services as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	The Issuer, at its option, notifies the trustee and paying agent that it elects to cause the issuance of certificated notes.

U.S. Federal Income Tax Considerations

The following is a discussion of certain U.S. federal income tax considerations relating to the ownership and disposition of the notes by U.S. holders and non-U.S. holders (each as defined below) that purchase the notes pursuant to and at the price indicated on the cover of this prospectus supplement and hold such notes as capital assets for U.S. federal income tax purposes (generally, property held for investment purposes). No ruling from the U.S. Internal Revenue Service (“IRS”) has been or is expected to be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will agree with the conclusions reached below. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific holders (as defined below) in light of their particular circumstances (including holders that are directly or indirectly related to the Issuer and accrual method holders that have an “applicable financial statement”) or to holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, dealers in securities or currencies or other holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities (including private foundations), retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, holders that hold a note as part of a straddle, hedge, conversion or other integrated transaction or U.S. holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

As used in this discussion, the term “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) a citizen or an individual who is a resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the term “holder” means a U.S. holder or a non-U.S. holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in a note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the ownership and disposition of a note.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH PERSON CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

U.S. Holders

Interest on the Notes

In general, interest payable on a note will be taxable to a U.S. holder as ordinary interest income when it is received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. The notes are not expected to be issued with more than de minimis original issue discount (“OID”). However, if the notes of any series are issued with more than de minimis OID, each U.S. holder of a note of such series generally will be required to include OID in income (as interest) as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. holder receives any payment attributable to such income. The remainder of this discussion assumes that the notes are not issued with more than de minimis OID.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

Upon the sale, exchange, retirement or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other taxable disposition (other than any amount attributable to accrued stated interest, which, if not previously included in such U.S. holder’s income, will be taxable as interest income to such U.S. holder) and such U.S. holder’s adjusted tax basis in such note. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. holder has held such note for more than one year at the time of such sale, exchange, retirement or other taxable disposition. Net long-term capital gain of certain non-corporate U.S. holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Medicare Tax

In addition to regular U.S. federal income tax, certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income on a note and net gain from the sale, exchange, retirement or other taxable disposition of a note.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a U.S. holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a note, unless such U.S. holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by such U.S. holder on a timely basis to the IRS.

Non-U.S. Holders

General

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA Withholding”:

(a)	payments of principal, interest and premium with respect to a note owned by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax; provided that, in the case of amounts treated as payments of interest:

(i)	such amounts are not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (and, if a tax treaty applies, such amounts are not attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder);

(ii)	such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote;

(iii)	such non-U.S. holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to the Issuer through stock ownership;

(iv)	such non-U.S. holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and

(v)  the certification requirements described below are satisfied; and

(b)	except with respect to any amount that is attributable to accrued but unpaid interest, which will generally be taxed as described above, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other taxable disposition of a note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (and, if a tax treaty applies, is attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States), in which event such gain generally will be subject to U.S. federal income (but not withholding) tax in the manner described below, or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, retirement or other taxable disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

The certification requirements referred to in clause (a)(v) above generally will be satisfied if the non-U.S. holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E or other appropriate substitute form), signed under penalties of perjury, stating, among other things, that such non-U.S. holder is not a U.S. person and that no withholding is required pursuant to the Foreign Account Tax Compliance Act (“FATCA”). U.S. Treasury regulations provide additional rules for a note held through one or more intermediaries or pass-through entities.

If the requirements set forth in clause (a) above are not satisfied with respect to a non-U.S. holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such non-U.S. holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.

If a non-U.S. holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a note or gain recognized on the sale, exchange, retirement or other taxable disposition of a note are effectively connected with the conduct of such trade or business (and, if a tax treaty applies, such interest is attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder), such non-U.S. holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such non-U.S. holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such non-U.S. holder generally will be subject to U.S. federal income tax (but not the Medicare tax described above) on such interest or gain in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty). In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Amounts treated as payments of interest on a note to a non-U.S. holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such non-U.S. holder by the applicable withholding agent.

The information reporting and backup withholding rules that apply to payments of interest to certain U.S. holders generally will not apply to amounts treated as payments of interest to a non-U.S. holder if such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange, retirement or other taxable disposition of a note by a non-U.S. holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. holders; provided that the proceeds are paid to the non-U.S. holder outside the United States. However, proceeds from the sale, exchange, retirement or other taxable disposition of a note by a non-U.S. holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such non-U.S. holder outside the United States, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other taxable disposition of a note by a non-U.S. holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished by such non-U.S. holder on a timely basis to the IRS.

FATCA Withholding

Under the FATCA provisions of the Code and related U.S. Treasury guidance, a withholding tax of 30% will be imposed in certain circumstances on payments of interest on the notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities, on an annual basis, certain information regarding U.S. account holders of such institution (including certain non-U.S. entities that are wholly or partially owned by U.S. persons) and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Covered Plan with respect to which the Issuer or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the Issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any exemption will apply to all possible prohibited transactions that might occur in connection with an investment in the notes, or that all of the conditions of any such exemptions will be satisfied.

Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of such a governmental, non U.S. or church plan considering an investment in the notes should consult with its counsel before purchasing the notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representations

Accordingly, by acceptance of a note (including any interest in a note) each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Additionally, each purchaser of a note that is using assets of any Covered Plan to acquire or hold a note (including any interest in a note) will be deemed to represent that none of the Issuer, the underwriters or any of the Issuer’s or their respective affiliates has acted as the Covered Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s decision to acquire any note.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Neither this discussion nor anything in this prospectus supplement or the accompanying prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the notes is consistent with ERISA, the Code and any Similar Laws, as applicable.

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING (CONFLICTS OF INTEREST)

We have entered into an underwriting agreement with Barclays Capital Inc., BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters, with respect to the notes. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us (severally and not jointly), the principal amount of the notes that appears opposite their respective names in the table below.

Underwriters	Principal Amount of 20 Notes to be Purchased	Principal Amount of 20 Notes to be Purchased
Barclays Capital Inc.	$	$
BofA Securities, Inc.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Total	$	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the notes offered if any of them are purchased. The underwriting agreement provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

	Underwriting Discounts paid by us on the 20 Notes		Underwriting Discounts paid by us on the 20 Notes
Per Note		%		%
Total	$		$

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $ 1.83 million.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

We have agreed that, for a period from the date of this prospectus supplement through and including the closing of this offering, we will not, without the prior written consent of Barclays Capital Inc., BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, offer for sale, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, or enter into any swap or other agreement that transfers any of the economic consequences of ownership of, or file a registration statement with the SEC relating to, any securities substantially similar to the notes.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of such notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, insurance and reinsurance related brokering, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed, and may in the future perform, various commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. Because the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

We expect that delivery of the notes will be made against payment therefor on or about                , 2022, which will be the              business day following the date of pricing of the notes (such settlement cycle being herein

referred to as “T+         ”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+        , to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to two business days before their date of delivery should consult their own advisor.

Conflicts of Interest

As described in “Use of Proceeds,” we plan to use the net proceeds from the issuance of the notes, together with cash on hand, to repay our approximately $750 million of borrowings under our 2023 DDTL Facility. Certain of the underwriters and/or their affiliates are lenders under the 2023 DDTL Facility. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of the repayment, such underwriters would be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Selling Restrictions

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

The prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes is only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the “FIEL”) and each underwriter has agreed that it will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The notes have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus, or any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus supplement and the accompanying prospectus relates. The address of that website is www.sec.gov.

Our website is www.jackson.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus supplement and the accompanying prospectus, the information on, or accessible through, our website or any other website that is referred to in this prospectus supplement and the accompanying prospectus is not part of this prospectus supplement or the accompanying prospectus.

Documents Incorporated By Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 7, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 11, 2022;

•	Portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

•	Our Current Reports on Form 8-K filed with the SEC on February 9, 2022, March 2, 2022 (solely with respect to the information contained therein that is filed pursuant to Item 8.01), March 14, 2022, April 14, 2022 and May 10, 2022 (Item 8.01 only).

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.

You should read the information relating to us in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus supplement from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has in the past provided, and may continue to provide, legal services to us or our affiliates.

EXPERTS

The consolidated financial statements as of December 31, 2021 and December 31, 2020 and for each of the years in the three-year period ended December 31, 2021 and the related notes and financial statement schedules included in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report appearing therein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

JACKSON FINANCIAL INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
Hybrid Securities Combining Elements of the Foregoing

This prospectus relates to debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units and hybrid securities combining one or more elements of the foregoing that we or, if applicable, a selling securityholder, may offer and sell at any time and from time to time in one or more transactions. This prospectus contains a general description of these securities. The specific terms of the securities will be contained in one or more supplements to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by one or more prospectus supplements. Prospectus supplements may add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus and each applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and each applicable prospectus supplement, before you invest in any of the securities to which this prospectus relates.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “JXN.” We have not yet determined whether any of the other securities that may be offered by this prospectus and one or more applicable prospectus supplements will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

The securities to which this prospectus relates may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. For additional information, you should refer to “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any of the securities to which this prospectus relates, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them or us, will be set forth or will be calculable based on information included or incorporated by reference in an applicable prospectus supplement.

Investing in the securities to which this prospectus relates involves risks. See “Risk Factors” included on page 5 of this prospectus and in any applicable prospectus supplement, in addition to the risk factors that are incorporated by reference in this prospectus or any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or, if applicable, a selling securityholder, may offer and sell, at any time and from time to time, the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement to which it relates. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules require an agreement or document to be filed as an exhibit to the registration statement, you should see that agreement or document for a complete description of these matters. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should also carefully read and consider the information included in this prospectus and each applicable prospectus supplement together with the documents we have incorporated by reference in this prospectus or an applicable prospectus supplement. Information incorporated by reference after the date of this prospectus forms a part of this prospectus and may add, update or change information contained in this prospectus or any earlier prospectus supplement. Any such information that is inconsistent with this prospectus or an earlier prospectus supplement shall be deemed to supersede the information in this prospectus or that earlier prospectus supplement.

Except where otherwise specified or as the context may otherwise require in this prospectus, references to “we,” “us,” “our” and the “Company” are to Jackson Financial Inc. and its consolidated subsidiaries, and references to “JFI” or the “Issuer” are to Jackson Financial Inc. only.

We hold various service marks, trademarks and trade names, such as Jackson National Life Insurance Company (“Jackson National Life”), Jackson, Jackson National Life, Brooke Life Insurance Company, Jackson National Asset Management LLC, Jackson National Life NY, our logo design, and MarketProtector, MarketProtector Advisory, Jackson RateProtector, Elite Access, Elite Access Advisory II, Perspective II, Perspective Advisory II, Market Link Pro and Financial Freedom for Life, that we deem particularly important to the advertising activities conducted by each of our businesses. Solely for convenience, the service marks, trademarks and trade names referred to in this prospectus are listed without the ℠ and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these service marks, trademarks and trade names. This prospectus and the documents incorporated by reference herein also contain trademarks, service marks and trade names of other companies which are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus or an applicable prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities to which this prospectus relates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document or such other date specified in the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS – CAUTIONARY LANGUAGE

Certain statements made in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•	general conditions in the global capital markets and the economy;

•	adverse capital and credit market conditions, including volatility in interest rates and credit spreads, prolonged periods of low interest rates, volatile equity markets and decreased liquidity and credit capacity;

•	adverse impacts on our results of operations and capitalization as a result of optional guarantee benefits within certain of our annuities;

•	unavailability of hedging instruments and inadequacy of our hedging and reinsurance programs to protect us against the full extent of the exposure or losses we seek to mitigate;

•	variance in the performance of our hedge assets and customer funds, also referred to as basis risk;

•	disruptions in our business functions as a result of adverse outcomes from our operational risks and those of our material outsourcing partners;

•	operational failures, failure of our information technology systems, and the failure to protect the confidentiality of customer information or proprietary business information;

•	inability to recruit, motivate and retain experienced and productive employees;

•	misconduct by our employees or business partners;

•	difficulty in marketing and distributing products;

•	JFI’s dependence on the ability of its subsidiaries to transfer funds to meet JFI’s obligations and liquidity needs;

•	risks arising from acquisitions or other strategic transactions;

•	risks related to natural and man-made disasters and catastrophes, diseases, epidemics, pandemics (including COVID-19), malicious acts, cyberattacks, terrorist acts, civil unrest and climate change;

•	the degree to which we are leveraged and our inability to refinance our indebtedness;

•	deterioration of the credit quality of the securities and loans in our investment portfolio;

•	failure to adequately describe and administer, or meet any of the complex product and regulatory requirements relating to, the many complex features and options contained in our annuities;

•	our counterparties’ requirements to pledge collateral or make payments related to declines in estimated fair value of specified assets and changes in the actual or perceived soundness or condition of other financial institutions and market participants;

•	inadequate reserves due to differences between our actual experience and management’s estimates and assumptions;

•	significant deviations from our assumptions regarding the probabilities that our annuity contracts will remain in force from one period to the next;

•	changes in the levels of amortization of deferred acquisition costs (“DAC”);

•	changes in accounting standards;

•	models that rely on a number of estimates, assumptions, sensitivities and projections that are inherently uncertain and which may contain misjudgments and errors;

•	a downgrade in our financial strength or credit ratings;

•	competition from other insurance companies, banks, asset managers and other financial institutions;

•	failure of our risk management policies and procedures to adequately identify, monitor and manage risks, which could leave us exposed to unidentified or unanticipated risks;

•	changes in U.S. federal income or other tax laws or the interpretation of tax laws;

•	changes in U.S. federal, state and other securities and state insurance laws and regulations; and

•	adverse outcomes of legal or regulatory actions.

The risks and uncertainties included here are not exhaustive. See “Risk Factors.” Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus except as otherwise required by law.

JACKSON FINANCIAL INC.

We help Americans grow and protect their retirement savings and income to enable them to pursue financial freedom for life. We believe that we are uniquely positioned in our markets because of our differentiated products, well-known brand and disciplined risk management. Our market leadership is supported by our efficient and scalable operating platform and industry-leading distribution network. We believe these core strengths will enable us to grow profitably as an aging U.S. population transitions into retirement.

We offer a diverse suite of annuities to retail investors in the United States. Our variable annuities have been among the best-selling products of their kind in the United States primarily due to the differentiated features we offer as compared to our competitors, in particular the wider range of investment options and greater freedom to invest across multiple investment options. We also offer fixed index annuities and fixed annuities and began offering a registered index-linked annuity (“RILA”) in October 2021. Also in the fourth quarter of 2021, we entered the defined contribution market as a carrier in the AllianceBernstein Lifetime Income Strategy.

We sell our products through a distribution network that includes independent broker-dealers, wirehouses, regional broker-dealers, banks, and independent registered investment advisors, third-party platforms and insurance agents. We have been the top selling retail annuity company in the United States for eight of the past nine years, according to the Life Insurance Marketing and Research Association (“LIMRA”).

Our operating platform is scalable and efficient. We administer approximately 75% of our in-force policies on our in-house policy administration platform. The remainder of our business is administered through established third-party arrangements. We believe that our operating platform provides us with a competitive advantage by allowing us to grow efficiently and provide superior customer service.

Our principal executive office is located at 1 Corporate Way, Lansing, Michigan 48951, and our telephone number at that address is (517) 381-5500.

RISK FACTORS

Investing in securities to which this prospectus relates involves risks. Before deciding to purchase any of the securities to which this prospectus relates, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” in our Form 10 General Form for Registration of Securities or “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as the case may be, and under similar headings in our subsequent Quarterly Reports on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement. See the section entitled “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless otherwise stated in any applicable prospectus supplement, we will use the net proceeds from the sale of any securities that may be offered hereby for general corporate purposes. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing securities and/or similar assets as we may determine.

GENERAL DESCRIPTION OF SECURITIES

We or a selling securityholder may under this prospectus offer debt securities; common stock; preferred stock; depositary shares; warrants to purchase debt securities, common stock or preferred stock; purchase contracts; units; any combination of the foregoing, either individually or as units consisting of two or more securities; or hybrid securities consisting of a combination of features of any of the foregoing.

The following description of the terms of the securities we or a selling securityholder may offer under this prospectus sets forth some general terms and provisions of these securities. The particular terms of securities offered by us or a selling securityholder under this prospectus and the extent, if any, to which the general terms set forth in this prospectus do not apply to those securities will be described in one or more prospectus supplements. In addition, if we or a selling securityholder offer two or more securities as units, the terms of the units will be described in one or more prospectus supplements. To the extent the information contained in any applicable prospectus supplement differs from the general description set forth in this prospectus, you should rely on the information in that prospectus supplement.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

General

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The junior subordinated debt securities that we may offer are described below under “Description of Junior Subordinated Debt Securities.”

Unless the applicable prospectus supplement states otherwise:

•	we will issue the senior debt securities in one or more series under the senior indenture, dated as of November 23, 2021, between Jackson Financial Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended and supplemented through the date hereof, the “senior indenture”), and

•	we will issue subordinated debt securities in one or more series under a subordinated indenture, which we refer to as the “subordinated indenture,” to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

We refer to the senior indenture and the subordinated indenture as the indentures.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of that series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures do not limit our ability to incur other debt.

The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part and you should read the indentures for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

Ranking of the Debt Securities

The debt securities will be direct, unsecured obligations of the Issuer. The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture.”

The Issuer is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the debt securities. As a consequence, our ability to satisfy our obligations under the debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders.

Terms of the Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our Board of Directors or an authorized committee thereof (the “Board”).

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which the Issuer will sell the debt securities;

•	the maturity date or dates of the debt securities of the series;

•	the rate or rates at which the debt securities will bear interest or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined and the record date for determining who is entitled to the interest payable on any interest payment date;

•	with respect to the subordinated debt securities, the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if the Issuer possesses the option to do so, the periods within which and the prices at which the Issuer may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;

•	the Issuer’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which the Issuer will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which the Issuer must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which the Issuer will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to, the events of default or the Issuer’s covenants with respect to the applicable series of debt securities;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for common stock or other securities or property of the Issuer, including the conversion or exchange price (which may be adjusted), or method of determining the conversion or exchange price, and the conversion or exchange period;

•	whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global or certificated debt securities;

•	the forms of the debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;

•	any restrictions on the registration, transfer or exchange of the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants” and “Description of Purchase Contracts.”

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of the Issuer’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Special Payment Terms of the Debt Securities

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies the Issuer that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	the Issuer determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by the Issuer or to a nominee of such successor depositary.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by the Issuer under the indentures. Exchanges of such debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as the Issuer may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the Issuer and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to debt securities of each series. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by the Issuer, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Issuer at its option and upon its request or (if then held by the Issuer) will be discharged from such trust, and the holder of such debt security thereafter may look only to the Issuer for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 10 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the relevant indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Restrictive Covenants Applicable to Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens on Stock of Certain Subsidiaries

So long as any senior debt securities are outstanding, neither the Issuer nor any of its subsidiaries will, at any time directly or indirectly, create, assume, incur or guarantee any debt for money borrowed that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any shares of capital stock (defined as shares or units of, rights to purchase, warrants or options for, or other equivalent interests in equity of an entity and any preferred stock of a corporation or company) of:

•	Jackson National Life;

•	any successor to substantially all of the business of Jackson National Life that is a direct or indirect subsidiary of the Issuer; or

•	any entity (other than the Issuer) having direct or indirect control of Jackson National Life, or any such successor.

However, this restriction will not apply if the senior debt securities then outstanding are equally and ratably secured with such secured debt so long as such debt is so secured.

Limitations on Dispositions of Stock of Certain Subsidiaries

So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and transfers of assets, neither the Issuer nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Jackson National Life;

•	any successor to substantially all of the business of Jackson National Life that is also a direct or indirect subsidiary of the Issuer; or

•	any entity (other than the Issuer) having direct or indirect control of Jackson National Life or any such successor;

except for, in each case:

•	a sale or other disposition of any shares of such capital stock to the Issuer or to one of its direct or indirect wholly-owned subsidiaries;

•	a sale or other disposition of any shares of such capital stock for at least fair market value (as determined by the board of directors of the company effecting such sale or disposition, acting in good faith); or

•	a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Issuer’s request or the request of any subsidiary of the Issuer.

Covenants Applicable to Senior and Subordinated Debt Securities

Consolidation, Merger, Transfer of Assets and Other Transactions

So long as any debt securities are outstanding, the Issuer may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of the Issuer’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with the Issuer, in each case unless:

•	the Issuer is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than the Issuer, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of the Issuer’s obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	the Issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Issuer’s direct or indirect wholly-owned subsidiaries to the Issuer or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of the Issuer’s direct or indirect wholly-owned subsidiaries (including Jackson Holdings LLC) with and into the Issuer.

Reporting Covenant

For so long as the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the indentures will require the Issuer to file with the trustee and make available to holders of the debt securities (without exhibits), without cost to any holder, all documents the Issuer files with, or furnishes to, the SEC under the Exchange Act, within 15 days after the Issuer files them with, or furnishes them to, the SEC. Any such documents that are publicly available through the EDGAR system (or any successor system) of the SEC shall be deemed to have been filed with the trustee and made available to holders in accordance with the Issuer’s obligations hereunder.

Delivery of such reports, statements, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in the relevant indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the relevant indenture.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	the Issuer’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	the Issuer’s failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise, or is required by any sinking or analogous fund established with respect to such series;

•	the Issuer’s failure to observe or perform any other of the covenants or agreements with respect to such series for 90 days after written notice of such failure is given to the Issuer by the trustee, or to the Issuer and the trustee by the holders of at least 25% in principal amount of the debt securities of that series outstanding;

•	certain defaults with respect to the Issuer’s indebtedness for money borrowed which result in a principal amount in excess of $150 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; and

•	certain events of bankruptcy, insolvency or reorganization of the Issuer.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization of the Issuer) with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the Issuer, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee may require indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against the Issuer under either of the indentures (except the right of any holder to institute suit for enforcement of any overdue principal of

(and premium, if any) and interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

The Issuer is required to furnish annually to the trustee statements as to the Issuer’s compliance with all conditions and covenants under each indenture. If the Issuer is in default, such statement shall specify all such defaults and the nature and status thereof of which the Issuer may have knowledge. The Issuer will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.

Modification and Waiver

Under the indentures, the Issuer and the applicable trustee may supplement the indentures for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of debt securities of any series, without the consent of those holders. The Issuer and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification that would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the obligation of the Issuer to maintain an office or agency and for the purposes specified in the indentures;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

•	reduce the requirements contained in the indentures for the consent of holders of any debt securities; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture which is affected by the modification or amendment to waive the Issuer’s compliance with certain covenants contained in such indenture.

Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, the Issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, the Issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, the Issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Issuer may exercise its defeasance option with respect to the debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Subordinated Indenture

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).

For purposes of subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•	the principal of and premium, if any, and interest due in respect of indebtedness of the Issuer for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by the Issuer;

•	all obligations of the Issuer as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Issuer is a party;

•	all obligations of the Issuer issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of the Issuer for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the Issuer in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by the Issuer in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if the Issuer defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of the Issuer has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, the Issuer will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any subordinated debt securities) of and premium, if any, or interest on the subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, the Issuer will pay in full all senior indebtedness before it makes under the subordinated debt securities any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to any holder of subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by the Issuer for the benefit of creditors;

•	any marshaling of the Issuer’s assets or liabilities for the benefit of creditors;

•	other similar proceedings.

In such event, any payment by the Issuer or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Neither of the indentures limits the issuance of additional senior indebtedness.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, makes loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

General

We may offer unsecured junior subordinated debt securities, which we refer to in this prospectus as the “junior subordinated debt securities.” The junior subordinated debt securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior indebtedness (as defined in the junior subordinated indenture), which includes all debt issued under the senior indenture or the subordinated indenture.

Unless the applicable prospectus supplement states otherwise, we will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture, which we refer to as the “junior subordinated indenture”), to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debt securities that we may issue and provides that we may issue junior subordinated debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional junior subordinated debt securities of a particular series without the consent of the holders of the junior subordinated debt securities of such series outstanding at the time of the issuance. Any such additional junior subordinated debt securities, together with all other outstanding junior subordinated debt securities of that series, will constitute a single series of junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit our ability to incur other debt.

The form of junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the junior subordinated indenture for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the junior subordinated indenture and the junior subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the junior subordinated indenture and the junior subordinated debt securities, including the definitions therein of certain terms.

Ranking of the Junior Subordinated Debt Securities

The junior subordinated debt securities will be direct, unsecured obligations of the Issuer and will rank equally in right of payment with all of our other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the junior subordinated indenture). See “—Subordination under the Junior Subordinated Indenture.”

The Issuer is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the junior subordinated debt securities. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the junior subordinated debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the junior subordinated debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the junior subordinated debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our Board.

The prospectus supplement will describe the terms relating to the specific series of junior subordinated debt securities being offered. These terms will include some or all of the following:

•	the title of the junior subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities of the series;

•	the price or prices at which the Issuer will sell the junior subordinated debt securities;

•	the maturity date or dates of the junior subordinated debt securities of the series;

•	the rate or rates of interest at which the junior subordinated debt securities will bear interest or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined and the record date for determining who is entitled to the interest payable on any interest payment date;

•	the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest on the junior subordinated debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the junior subordinated debt securities will be payable;

•	if the Issuer possesses the option to do so, the periods within which and the prices at which the Issuer may redeem the junior subordinated debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular junior subordinated debt securities are to be selected for redemption;

•	the Issuer’s obligation, if any, to redeem, repay or purchase junior subordinated debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the junior subordinated debt securities, and the period or periods within which and the price or prices at which the Issuer will redeem, repay or purchase the junior subordinated debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the junior subordinated debt securities will be issued if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the portion, or methods of determining the portion, of the principal amount of the junior subordinated debt securities which the Issuer must pay upon the acceleration of the maturity of the junior subordinated debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which the Issuer will pay the principal of (and premium, if any) or interest, if any, on the junior subordinated debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the junior subordinated debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or the Issuer’s covenants with respect to the applicable series of junior subordinated debt securities;

•	the application, if any, of the terms of the junior subordinated indenture relating to defeasance and covenant defeasance (which terms are described below) to the junior subordinated debt securities;

•	the terms, if any, upon which the holders may or are required to convert or exchange such junior subordinated debt securities into or for common stock or other securities or property of the Issuer, including the conversion or exchange price (which may be adjusted), or method of determining the conversion or exchange price, and the conversion or exchange period;

•	whether any of the junior subordinated debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global junior subordinated debt securities may be exchanged for certificated junior subordinated debt securities;

•	the depositary for global or certificated junior subordinated debt securities;

•	the forms of the junior subordinated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific junior subordinated debt securities;

•	any change in the right of the trustee or the requisite holders of junior subordinated debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the junior subordinated debt securities;

•	any restrictions on the registration, transfer or exchange of the junior subordinated debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the junior subordinated debt securities; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants” and “Description of Purchase Contracts.”

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, including further deferrals of interest during any such period, subject to the terms, conditions and covenants as may be described in the applicable prospectus supplement. However, we may not defer payment of interest beyond the maturity date or earlier redemption or acceleration of such series of junior subordinated debt securities.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of the junior subordinated debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of the Issuer’s common stock or other securities to be received by the holders of such series of junior subordinated debt securities to be adjusted.

Special Payment Terms of the Junior Subordinated Debt Securities

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any series of junior subordinated debt securities. The junior subordinated debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular junior subordinated debt securities. The prospectus supplement relating to specific junior subordinated debt securities will also describe any special considerations and certain additional tax considerations applicable to such junior subordinated debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of junior subordinated debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies the Issuer that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	the Issuer determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by the Issuer or to a nominee of such successor depositary.

If junior subordinated debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such junior subordinated debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of junior subordinated debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by the Issuer under the junior subordinated indenture. Exchanges of such junior subordinated debt securities for an equal aggregate principal amount of junior subordinated debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such junior subordinated debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a junior subordinated debt security on any interest payment date will be made to the person in whose name a junior subordinated debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the junior subordinated debt securities of a particular series will be payable at the office of such paying agent or paying agents as the Issuer may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the Issuer and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to junior subordinated debt securities of each series. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain an office or agency in each place of payment for the junior subordinated debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by the Issuer, in trust, for the payment of the principal, interest or premium on any junior subordinated debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Issuer at its option and upon its request or (if then held by the Issuer) will be discharged from such trust, and the holder of such junior subordinated debt security thereafter may look only to the Issuer for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal the applicable redemption price for junior subordinated debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of junior subordinated debt securities at least 10 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the junior subordinated indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Consolidation, Merger, Transfer of Assets and Other Transactions

So long as any junior subordinated debt securities are outstanding, the Issuer may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of the Issuer’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with the Issuer, in each case unless:

•	the Issuer is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than the Issuer, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of the Issuer’s obligations under the junior subordinated debt securities and the junior subordinated indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	the Issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the junior subordinated indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Issuer’s direct or indirect wholly-owned subsidiaries to the Issuer or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of the Issuer’s direct or indirect wholly-owned subsidiaries (including Jackson Holdings LLC) with and into the Issuer.

Reporting Covenant

For so long as the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the junior subordinated indenture will require the Issuer to file with the trustee and make available to holders of the junior subordinated debt securities (without exhibits), without cost to any holder, all documents the Issuer files with, or furnishes to, the SEC under the Exchange Act, within 15 days after the Issuer files them with, or furnishes them to, the SEC. Any such documents that are publicly available through the EDGAR system (or any successor system) of the SEC shall be deemed to have been filed with the trustee and made available to holders in accordance with the Issuer’s obligations hereunder.

Delivery of such reports, statements, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in the junior subordinated indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the junior subordinated indenture.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

•	certain events of bankruptcy, insolvency or reorganization of the Issuer; and

•	any other event specified in the applicable Board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization of the Issuer) with respect to any junior subordinated debt securities of any series outstanding under the junior subordinated indenture shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series outstanding may declare, by notice as provided in the junior subordinated indenture, the principal amount (or such lesser amount as may be provided for in the junior subordinated debt securities of that series) of all the junior subordinated debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the Issuer, the principal amount of all junior subordinated debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount junior subordinated debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount junior subordinated debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the junior subordinated indenture with respect to junior subordinated debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all junior subordinated debt securities of such series outstanding under the junior subordinated indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest (including any additional interest) on any junior subordinated debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding junior subordinated debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the junior subordinated debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the junior subordinated debt securities of such series notice of such default; provided, however, that the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the junior subordinated debt securities of such series.

The trustee may require indemnification satisfactory to it by the holders of the junior subordinated debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the junior subordinated indenture at the request of the holders of the junior subordinated debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series under the junior subordinated indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the junior subordinated debt securities of such series.

No holder of a junior subordinated debt security of any series may institute any action against the Issuer under the junior subordinated indenture (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on such junior subordinated debt security or for the conversion or exchange of such junior subordinated debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the junior subordinated debt securities of such series specifying an event of default, as required under the junior subordinated indenture, (ii) the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding under the junior subordinated indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

The Issuer is required to furnish annually to the trustee statements as to the Issuer’s compliance with all conditions and covenants under the junior subordinated indenture. If the Issuer is in default, such statement shall specify all such defaults and the nature and status thereof of which the Issuer may have knowledge. The Issuer will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.

Modification of Junior Subordinated Debt Securities

Under the junior subordinated indenture, the Issuer and the trustee may supplement the junior subordinated indenture for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of junior subordinated debt securities of any series, without the consent of those holders. The Issuer and the trustee may modify the junior subordinated indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of junior subordinated debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the junior subordinated indenture. However, the junior subordinated indenture requires the consent of each holder of junior subordinated debt securities that would be affected by any modification that would:

•	except as permitted by the junior subordinated indenture and the terms of such series of junior subordinated debt securities, extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest (including additional interest) thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;

•	change the obligation of the Issuer to maintain an office or agency and for the purposes specified in the junior subordinated indenture;

•	change the currency in which any junior subordinated debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any junior subordinated debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);

•	reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults;

•	reduce the requirements contained in the junior subordinated indenture for the consent of holders of any junior subordinated debt securities; or

•	modify any of the above provisions.

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, the Issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the junior subordinated debt securities of or within any series (except as otherwise provided in the junior subordinated indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the junior subordinated debt securities of or within any series (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such junior subordinated debt securities to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, the Issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such junior subordinated debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the junior subordinated indenture. In addition, in the case of either defeasance or covenant defeasance, the Issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such junior subordinated debt securities nor any other junior subordinated debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Issuer may exercise its defeasance option with respect to the junior subordinated debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Junior Subordinated Indenture

The prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).

For purposes of junior subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the junior subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•	the principal of and premium, if any, and interest due in respect of indebtedness of the Issuer for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by the Issuer (other than junior subordinated debt securities);

•	all obligations of the Issuer as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Issuer is a party;

•	all obligations of the Issuer issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of the Issuer for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the Issuer in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by the Issuer in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if the Issuer defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of the Issuer has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, the Issuer will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any junior subordinated debt securities) of and premium, if any, or interest (including any additional interest) on the junior subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, the Issuer will pay in full all amounts due on senior indebtedness before it makes under the junior subordinated debt securities any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to any holder of junior subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by the Issuer for the benefit of creditors;

•	any marshaling of the Issuer’s assets or liabilities for the benefit of creditors; or

•	other similar proceedings.

In such event, any payment by the Issuer or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, under the junior subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the junior subordinated debt securities is received by the trustee of any junior subordinated debt securities in contravention of any of the terms of the junior subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The junior subordinated indenture does not limit the issuance of additional senior indebtedness.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the junior subordinated indenture will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. This description does not purport to be complete and is qualified in its entirety by reference to the full text of our second amended and restated certificate of incorporation (our “certificate of incorporation”) and second amended and restated bylaws (our “bylaws”). You should read the full text of our certificate of incorporation and bylaws, as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

References in this section to “we,” “us” and “our” refer to Jackson Financial Inc. and not to any of its subsidiaries.

General

Under our certificate of incorporation, we have authority to issue (i) 900,000,000 shares of Class A common stock, par value $0.01 per share, (ii) 100,000,000 shares of Class B common stock, par value $0.01 per share, and (iii) 100,000,000 shares of preferred stock, par value $1.00 per share. As of December 31, 2021, we had 88,046,833 shares of Class A common stock outstanding, 638,861 shares of Class B common stock outstanding, and no shares of preferred stock issued.

Common Stock

Except as otherwise expressly provided in our certificate of incorporation or as required by applicable law and as described herein, our Class A common stock and Class B common stock have the same rights, are equal in all respects and are treated by us as if they were one class of shares.

Voting Rights

Shares of Class A common stock are entitled to one vote per share and shares of Class B common stock are entitled to one-tenth of one vote per share. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except as otherwise required by applicable law and as specified in our certificate of incorporation. All of our Class B common stock is owned by Athene Life Re Ltd. or its affiliates or permitted transferees (“Athene”) for insurance regulatory purposes.

The affirmative vote of a plurality of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote on the election of directors will decide the election of any directors, and the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our certificate of incorporation, or under our bylaws, a different vote is required, in which case such provision will control.

Conversion Rights

At any time that a holder of shares of Class B common stock, together with its affiliates and permitted transferees, does not beneficially own at least 9.9% of the total combined voting power of our outstanding common stock, all of such holder’s shares of Class B common stock shall automatically convert into shares of Class A common stock on a one-to-one basis as specified in our certificate of incorporation, except that, if following such conversion, such holder would beneficially own more than 9.9% of the total combined voting power of our outstanding common stock, the number of shares of Class B common stock that shall automatically convert into shares of Class A common stock shall equal the number that, when added to the number of shares of Class A common stock owned by such holder and its affiliates and permitted transferees prior to such conversion and the number of shares of Class B common stock owned by such holder and its affiliates and permitted transferees following such conversion, equals nine and nine-tenths percent (9.9%) of the total combined voting power of the outstanding shares of our common stock following such conversion (rounded down to the nearest whole share). Shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on a one-to-one basis upon any person other than Athene, or its affiliates or permitted transferees, becoming the owner of such shares.

Dividends

Any dividend paid or payable to the holders of shares of Class A common stock and Class B common stock will be paid on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon, each voting separately as a class, provided, however, that if a dividend is paid in the form of Class A common stock or Class B common stock (or rights to acquire shares of Class A common stock or Class B common stock), then the holders of Class A common stock will receive Class A common stock (or rights to acquire shares of Class A common stock) and holders of Class B common stock will receive Class B common stock (or rights to acquire shares of Class B common stock), with holders of Class A common stock and Class B common stock receiving an identical number of shares of Class A common stock or Class B common stock (or rights to acquire such stock, as the case may be), unless approved by the affirmative vote of a majority of the voting power of the then outstanding shares of Class A common stock entitled to vote thereon and by the affirmative vote of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon, each voting separately as a class. For the avoidance of doubt, shares of Class A common stock or rights to acquire Class A common stock may not be issued, paid or otherwise distributed to holders of Class B common stock or rights to acquire Class B common stock unless approved by the affirmative vote of a majority of the then-outstanding shares of Class A common stock entitled to vote thereon.

A dividend payable in shares of any class or series of securities of the Company or any other person, other than shares of Class A common stock or Class B common stock (or rights to acquire Class A common stock or rights to acquire Class B common stock) may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of Class A common stock and Class B common stock or (ii) a separate class or series of securities to the holders of shares of Class A common stock and a different class or series of securities to the holders of shares of Class B common stock, on an equal per share basis to such holders; provided that, in connection with a dividend payable in shares pursuant to (ii) above, such separate classes or series of securities do not differ in any respect other than their relative voting rights, with holders of Class B common stock receiving the class or series of securities having less relative voting rights and the holders of shares of Class A common stock receiving securities having greater relative voting rights; provided that the highest relative voting rights are no more than 10 times greater than the lesser relative voting rights; provided further, that unless approved by the affirmative vote of a majority of the voting power of the then-outstanding shares of Class A common stock, entitled to vote thereon, the class or series of securities received by the holders of the Class A common stock shall provide for one vote per share.

Our ability to pay dividends on our common stock is subject to our subsidiaries’ ability to pay dividends to us.

Change of Control or Merger Transaction

The holders of Class A common stock will not be entitled to receive economic consideration for their shares in excess of that payable to the holders of Class B common stock in the event of a change of control transaction (as defined in the certificate of incorporation), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. However, in any such event involving consideration in the form of securities of another corporation or other entity, then the holders of shares of Class A common stock shall have their shares of Class A common stock converted into, or may otherwise be paid or distributed, such securities with a greater number of votes per share (but in no event greater than 10 times, provided that, unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon, the class or series of securities received by the holders of Class A common stock shall provide for one vote per share) than such securities into which shares of Class B common stock are converted, or which are otherwise paid or distributed to the holders of shares of Class B common stock, without any requirement that such different treatment be approved by the holders of shares of Class A common stock and Class B common stock, each voting separately as a class.

Any merger or consolidation that is not a change of control transaction will require approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon, each voting separately as a class, unless (i) the shares of Class A common stock and Class B common stock outstanding immediately prior to such merger or consolidation are treated equally, identically and ratably, on a per share basis, including whether such shares remain outstanding and with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders or (ii) such shares are converted on a pro rata basis into shares of the surviving entity or its parent in such transaction having identical rights, powers and privileges to the shares of Class A common stock and Class B common stock in effect immediately prior to such merger or consolidation, respectively; provided that if the voting power of the Class A common stock, including the voting power of the Class A common stock relative to the voting power of the Class B common stock, would be adversely affected by such merger or consolidation, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock shall be required.

Liquidation

In the event of our dissolution, liquidation or winding-up of our affairs, whether voluntary or involuntary, after payment of all preferential amounts required to be paid to the holders of any series of preferred stock, our remaining assets legally available for distribution to shareholders, if any, will be distributed among the holders of the shares of Class A common stock and Class B common stock, treated as a single class, pro rata based on the number of shares held by each such holder, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding Class A common stock and a majority of the voting power of the then-outstanding Class B common stock, voting separately.

Reclassification

We will not reclassify, subdivide or combine one class of our common stock without reclassifying, subdividing or combining each other class of our common stock in a manner that maintains the same proportionate equity ownership and voting rights between the holders of the outstanding shares of Class A common stock and the holders of the outstanding shares of Class B common stock on the record date for such reclassification, split, subdivision or combination, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B common stock entitled to vote thereon, each voting separately as a class; provided that if the voting power of the Class A common stock, including the voting power of the Class A common stock relative to the voting power of the Class B common stock, would be adversely affected by such reclassification, split, subdivision or combination, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A common stock shall be required.

Other Provisions

The holders of our common stock will not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights, except that our Class B common stock shall automatically convert into shares of Class A common stock under certain circumstances as described under “—Conversion Rights”. The common stock will not be subject to future calls or assessments by us. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.

Listing

Our Class A common stock is listed on the NYSE under the symbol “JXN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company.

Preferred Stock

Under our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of December 31, 2021, no shares of our authorized preferred stock are outstanding.

Because the board of directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

Anti-Takeover Effects of Provisions of the DGCL, Our Certificate of Incorporation and Our Bylaws

The provisions of our certificate of incorporation and bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.

Authorized but Unissued Shares of Common Stock. As of December 31, 2021, we had 88,046,833 shares of Class A common stock outstanding. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Authorized but Unissued Shares of Preferred Stock. Under our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

Removal of Directors. Our bylaws provide that directors may be removed, with or without cause, at any time upon the affirmative vote of holders of at least a majority of the voting power of the common stock then entitled to vote at an election of directors. Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding to elect additional directors or fill vacancies in respect of such directors under specified circumstances, and except as otherwise provided by law, any vacancy in the board shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Stockholders Advance Notice Procedure. Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The bylaws provide that any stockholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our corporate secretary no later than the close of business (x) 90 days prior to the meeting or (y) on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.

No Stockholder Action by Written Consent. Our certificate of incorporation provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders. Notwithstanding the foregoing, holders of one or more classes or series of preferred stock may, to the extent permitted by and pursuant to the terms of such class or series of preferred stock adopted by resolution or resolutions of the board of directors, act by written consent.

Special Meeting of Stockholders. Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of preferred stock then outstanding, our certificate of incorporation provides that a special meeting of stockholders may be called only by the chair of our board of directors, by a resolution adopted by a majority of our board of directors or by the Secretary upon written request of one or more record holders representing ownership of 25% or more of the total combined voting power of our outstanding shares of common stock entitled to vote on the business to be brought before the proposed special meeting.

Delaware Anti-Takeover Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an interested stockholder including a person or group who beneficially owns 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. We have not opted out of Section 203 and will be governed by Section 203.

Insurance Regulations. The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination or other strategic transaction involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our company, even if the board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.

Limitation on Liability and Indemnification

Our certificate of incorporation contains provisions relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

The principal effect of the limitation on liability provision is that stockholders will be unable to prosecute an action for monetary damages against a director unless the stockholders can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director or officer without the approval of our board of directors. Our bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.

We have entered into an indemnification agreement with each of our directors. The indemnification agreement provides our directors with contractual rights to the indemnification and expense advancement rights provided under our bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent provided by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders, (iii) any action asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our bylaws) or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although our certificate of incorporation contains the exclusive forum provisions described above, it is possible that a court could find that such provision is unenforceable. As permitted by Delaware law, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our certificate of incorporation related to choice of forum. Neither this provision nor the exclusive forum provision will mean that stockholders have waived our compliance with federal securities laws and the rules and regulations thereunder.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as described in any applicable prospectus supplement. Preferred stock of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the preferred stock depositary named in the deposit agreement and the holders from time to time of our depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

The description in any applicable prospectus supplement will be a summary. It will summarize only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not the summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock or preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in any applicable prospectus supplement.

An applicable prospectus supplement relating to any warrants we are offering will describe the specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which we will issue the warrants;

•	the designation, number and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in an applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant warrant agreements, which will be filed with the SEC.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and we to sell to the holders, a number of debt securities, junior subordinated debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•	The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•	The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•	The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•	Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•	The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•	The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•	The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

We or, if applicable, a selling securityholder, may sell the offered securities inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods. An applicable prospectus supplement will describe the terms of the offering of the applicable securities and the method of distribution of those securities, including the following information, if applicable:

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in an applicable prospectus supplement.

Sale Through Underwriters or Dealers

If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to which this prospectus relates to the public through an underwriting syndicate or through a single underwriter.

Unless any applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless an applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in an applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In an applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in an applicable prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in an applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in an applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in an applicable prospectus supplement. An applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless any applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to apply to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in those securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the offered securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates, which may include short sales of the securities by counterparties or option, forward or other types of transactions that require delivery of securities to a counterparty, who may resell or transfer the securities offered under this prospectus.

Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Any such underwriters and distribution participants may be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling securityholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Selling Securityholder

A selling securityholder may use this prospectus in connection with the offering of our securities for resale. An applicable prospectus supplement will identify the selling securityholder and the terms of the securities offered for resale. A selling securityholder may be deemed to be an underwriter in connection with the securities it resells and any profits on the resales may be deemed to be underwriting discounts and commissions under the Securities Act. A selling securityholder will receive all the proceeds, and we will not receive any proceeds, from resales by that selling securityholder.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements as of December 31, 2020 and December 31, 2019 and for each of the years in the three-year period ended December 31, 2020 and the related notes and financial statement schedules included in our 2021 Form 10, which is incorporated by reference in this prospectus, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report appearing therein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus relates. The address of that website is www.sec.gov.

Our website is www.jackson.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus or any applicable prospectus supplement, the information on, or accessible through, our website or any other website that is referred to in this prospectus is not part of this prospectus or any applicable prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).

•	Amendment Number 6 to our General Form for Registration of Securities on Form 10, filed with the SEC on August 5, 2021, and declared effective by the SEC on August 6, 2021, as supplemented by Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on August 6, 2021 (the “2021 Form 10”);

•	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021 and September 30, 2021 filed with the SEC on September 20, 2021 and November 10, 2021, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on August 6, 2021, August 20, 2021, August 23, 2021, September 10, 2021, November 9, 2021 (solely with respect to Item 8.01), November 23, 2021, December 13, 2021 (solely with respect to Item 1.01) and December 13, 2021 (solely with respect to Item 5.02); and

•	The description of our Class A common stock, par value $0.01 per share, set forth under the heading “Description of Capital Stock” in our 2021 Form 10.

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or

Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

Attention: Investor Relations
Jackson Financial Inc.
1 Corporate Way
Lansing, Michigan 48951
(517) 381-5500

Jackson Financial Inc.

$                                 % Senior Notes due

$                                 % Senior Notes due

PROSPECTUS SUPPLEMENT

, 2022

Joint Book-Running Managers

Barclays	BofA Securities	Morgan Stanley	Wells Fargo Securities
Citigroup			J.P. Morgan